CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Select Equity Trust:


We consent to the use of our reports dated August 11, 2000 incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                          /s/ KPMG LLP

Boston, Massachusetts
October 26, 2000